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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                December 23, 1998
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



                                 PNC BANK CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                          COMMISSION FILE NUMBER 1-9718


            PENNSYLVANIA                                     25-1435979
   -------------------------------                      ------------------
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                       Identification No.)

                                  One PNC Plaza
                                249 Fifth Avenue
                       Pittsburgh, Pennsylvania 15222-2707
                    ----------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (412) 762-1553
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)



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ITEM 5.    OTHER EVENTS

           Developments Regarding Credit Card Business

           On December 23, 1998, PNC Bank Corp. ("Corporation") announced a definitive agreement to sell its credit card business, including PNC National Bank, Wilmington, Delaware, to MBNA Corporation. The Corporation will receive a 15 percent premium on outstanding credit card receivables of approximately $2.9 billion.

           The transaction is expected to close in the first quarter of 1999, subject to regulatory approvals, and is expected to result in the recognition of a substantial gain.

           A copy of the press release issued by the Corporation is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (c) Exhibits

           The exhibit listed on the Exhibit Index on page 3 of this Form 8-K is filed herewith.


                                        SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 PNC BANK CORP.
                                                 (Registrant)


           Date: January 5, 1999                 By: /s/ Robert L. Haunschild
                                                    --------------------------
                                                     Robert L. Haunschild
                                                     Senior Vice President and
                                                     Chief Financial Officer




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                                  EXHIBIT INDEX

99 Press release issued by the Corporation on December 23, 1998 with respect to the announcement of the definitive agreement for MBNA Corporation to acquire the credit card business of the Corporation, filed herewith.







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